Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-41752, 33-43045, 33-50654,
33-58892, 33-96320, 333-41393, 333-41401, 333-41403, 333-80559, 333-80571, 333-98035, 333-101239 and 333-122962 on Form S-8 of our reports dated February 10, 2006, relating to the consolidated financial statements of Progress Software Corporation and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Progress Software Corporation for the year ended November 30, 2005.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 10, 2006